Exhibit 99.1

PAVmed Provides Business Update and Reports Second Quarter 2025 Financial Results

Lucid processed 2,756 EsoGuard® 2Q25 tests, recognized revenue of $1.2 million, and secured CAC meeting on Medicare LCD for EsoGuard to be held on September 4

Veris Health completed 2Q25 financing, relaunched development of implantable physiological monitor, and initiated integration steps to launch commercial phase with OSU-The James

Conference call and webcast to be held today, August 14, at 8:30 AM EDT

NEW YORK, August 14, 2025 - PAVmed Inc. (NASDAQ: PAVM) (“PAVmed” or the “Company”), a diversified commercial-stage medical technology company, operating in the medical device, diagnostics, and digital health sectors, today provided a business update for the Company and its subsidiaries, Lucid Diagnostics Inc. (NASDAQ: LUCD) (“Lucid”) and Veris Health Inc. (“Veris”), and reported financial results for the quarter ended June 30, 2025.

Conference Call and Webcast

The webcast will take place on Thursday, August 14, 2025, at 8:30 AM and is accessible in the investor relations section of the Company’s website at pavmed.com. Alternatively, to access the conference call by telephone, U.S.-based callers should dial 1-800-836-8184 and international listeners should dial 1-646-357-8785. All listeners should provide the operator with the conference call name “PAVmed Business Update” to join.

Following the conclusion of the conference call, a replay will be available for 30 days on the investor relations section of the Company’s website at pavmed.com.

Business Update Highlights

“PAVmed has stabilized its corporate structure, strengthened its balance sheet, and is positioned to advance its vision as a diversified commercial life sciences company with multiple independently-financed subsidiaries operating under a shared services model,” said Lishan Aklog, M.D., PAVmed’s Chairman and Chief Executive Officer. “The successful second quarter financings of both Lucid and Veris reflect investor confidence in their commercial potential and provide each company with capital needed to achieve important near-term milestones. Veris is now aggressively advancing towards final development and regulatory clearance of its implantable monitor, as well as completion the final steps toward full commercial engagement with our strategic partner, OSU-The James. We remain actively engaged in evaluating new opportunities to leverage PAVmed’s platform and further diversify our portfolio.”

Highlights from the second quarter and recent weeks:

●	Lucid Diagnostics announced second quarter 2025 financial results and key business developments, including:

○	Recognized $1.2 million in EsoGuard® Esophageal DNA Test revenue for 2Q25 and processed 2,756 EsoGuard tests.

○	MolDX-participating Medicare Administrative Contractors (MACs) to convene medical experts at a Contractor Advisory Committee (CAC) meeting of on September 4, 2025.

○	Strengthened balance sheet with underwritten public offering of common stock, netting approximately $16.1 million in proceeds, extending runway into 2026.

○	Initiated patient testing and billing under first positive commercial insurance coverage policy for EsoGuard from Highmark Blue Cross Blue Shield, which became effective May 26, 2025.

○	Partnered with Hoag, a nationally-recognized regional healthcare delivery network, to launch a comprehensive EsoGuard esophageal precancer testing program.

●	Veris completed a $2.5 million direct equity financing, supplementing a previous $2.4 million financing at a $35 million pre-money valuation and is now sufficiently capitalized to fund development of its implantable physiological monitor through FDA clearance.

●	Veris completed a long-term strategic partnership with The Ohio State’s James Cancer Hospital. Integration with the hospital’s electronic health record (EHR) system is now in process, with full commercial deployment of the Veris Cancer Care Platform to commence thereafter.

●	Veris advancing long-term strategic plan, which includes refining its commercial strategy and model for its implantable physiological monitor, expanding commercial operations following FDA clearance, and broadening its scope of its offering beyond remote patient monitoring to include AI-enabled clinical decision support.

●	PAVmed remains engaged in evaluating new opportunities to leverage its shared services model across diverse sectors, including active discussions with academic medical centers with innovative technologies that would leverage PAVmed and Lucid expertise in esophageal disease.

Financial Results:

●	For the three months ended June 30, 2025, Operating expenses were approximately $4.7 million which include stock-based compensation expenses of $0.2 million. GAAP net loss attributable to common stockholders was approximately $13.3 million, or $(0.74) per common share on a diluted basis.

●	As shown below and for the purpose of illustrating the effect of stock-based compensation and other non-cash income and expenses on the Company’s financial results, the Company’s non-GAAP adjusted loss was approximately $1.8 million or $(0.11) per common share.

●	PAVmed had cash and cash equivalents of $4.0 million as of June 30, 2025, compared to $1.2 million as of December 31, 2024.

●	The unaudited financial results for the three and six months ended June 30, 2025 were filed with the SEC on Form 10-Q on August 14, 2025, and are available at www.pavmed.com or www.sec.gov.

PAVmed Non-GAAP Measures

●	To supplement our financial results presented in accordance with U.S. generally accepted accounting principles (GAAP), management provides certain non-GAAP financial measures of the Company’s financial results. These non-GAAP financial measures include net loss before interest, taxes, depreciation, and amortization (EBITDA) and non-GAAP adjusted loss, which further adjusts EBITDA for stock-based compensation expense, loss on the issuance or modification of convertible securities, the periodic change in fair value of convertible securities, and loss on debt extinguishment. The foregoing non-GAAP financial measures of EBITDA and non-GAAP adjusted loss are not recognized terms under U.S. GAAP.

●	Non-GAAP financial measures are presented with the intent of providing greater transparency to the information used by us in our financial performance analysis and operational decision-making. We believe these non-GAAP financial measures provide meaningful information to assist investors, shareholders, and other readers of our financial statements in making comparisons to our historical financial results and analyzing the underlying performance of our results of operations. These non-GAAP financial measures are not intended to be, and should not be, a substitute for, considered superior to, considered separately from, or as an alternative to, the most directly comparable GAAP financial measures.

●	Non-GAAP financial measures are provided to enhance readers’ overall understanding of our current financial results and to provide further information for comparative purposes. Management believes the non-GAAP financial measures provide useful information to management and investors by isolating certain expenses, gains, and losses that may not be indicative of our core operating results and business outlook. Specifically, the non-GAAP financial measures include non-GAAP adjusted loss, and its presentation is intended to help the reader understand the effect of the loss on the issuance or modification of convertible securities, the periodic change in fair value of convertible securities, the loss on debt extinguishment and the corresponding accounting for non-cash charges on financial performance. In addition, management believes non-GAAP financial measures enhance the comparability of results against prior periods.

●	A reconciliation to the most directly comparable GAAP measure of all non-GAAP financial measures included in this press release for the three and six months ended June 30, 2025 and 2024 are as follows:

Condensed Consolidated Statement of Operations (Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2025	2024	2025	2024
(in thousands except per-share amounts)
Revenue	$6	$979	$14	$1,989
Operating expenses	4,721	14,663	10,174	29,711
Other (Income) Expense	7,609	1,230	(16,460)	5,704
Net (Income) Loss	12,324	14,914	(6,300)	33,426
Net income (loss) per common share, diluted	$(0.74)	$(1.19)	$0.13	$(3.78)
Net income (loss) attributable to common stockholders	(13,308)	(10,908)	4,386	(33,696)
Preferred Stock dividends and deemed dividends	1,387	81	2,661	7,657
Net income (loss) as reported	(11,921)	(10,827)	7,047	(26,039)
Adjustments:
Depreciation and amortization expense[1]	22	305	65	891
Interest expense, net[2]	(4)	(99)	(7)	(156)
NCI ownership share of Interest and Depreciation adjustments	—	(40)	—	(180)
EBITDA	(11,903)	(10,661)	7,105	(25,484)

Other non-cash or financing related expenses:
Stock-based compensation expense[3]	162	1,904	1,092	3,786
Operating expenses issued in stock[1]	53	140	103	163
Change in FV equity method investments	10,643	—	(10,361)	—
Change in FV convertible debt[2]	200	566	249	2,728
Loss on debt extinguishment[2]	—	763	58	1,132
Debt modification expense	—	—	—	2,000
NCI ownership share of non-GAAP adjustments	—	(363)	—	(602)
Non-GAAP adjusted (loss)	$(845)	$(7,651)	$(1,754)	$(16,277)
Non-GAAP shares outstanding, basic and diluted	18,085	9,153	15,992	8,924
Non-GAAP adjusted (loss) income per share, basic and diluted	$(0.05)	$(0.84)	$(0.11)	$(1.82)

1 Included in general and administrative expenses in the financial statements.

2 Included in other income and expenses.

3 Stock-based compensation (“SBC”) expense included in operating expenses is detailed as follows in the table below by category within operating expenses for the non-GAAP Net operating expenses:

Reconciliation of GAAP Operating Expenses to Non-GAAP Net Operating Expenses

(in thousands except per-share amounts)	For the three months ended June 30,		For the six months ended June 30,
	2025	2024	2025	2024

Cost of revenue	$41	$1,666	$78	$3,411
Stock-based compensation expense[3]	—	(44)	—	(80)
Net cost of revenue	41	1,622	78	3,331

Amortization of acquired intangible assets	—	105	—	477

Sales and marketing	220	4,242	467	8,552
Stock-based compensation expense[3]	(1)	(387)	(46)	(790)
Net sales and marketing	219	3,855	421	7,762

General and administrative	3,670	7,009	8,053	13,688
Depreciation expense	(22)	(200)	(65)	(414)
Operating expenses issued in stock	(53)	(140)	(103)	(163)
Stock-based compensation expense[3]	(148)	(1,214)	(944)	(2,292)
Net general and administrative	3,447	5,455	6,941	10,819

Research and development	790	1,641	1,576	3,583
Stock-based compensation expense[3]	(13)	(259)	(102)	(624)
Net research and development	777	1,382	1,474	2,959

Total operating expenses	4,721	14,663	10,174	29,711
Depreciation and amortization expense	(22)	(305)	(65)	(891)
Operating expenses issued in stock	(53)	(140)	(103)	(163)
Stock-based compensation expense[3]	(162)	(1,904)	(1,092)	(3,786)
Net operating expenses	$4,484	$12,314	$8,914	$24,871

About PAVmed and its Subsidiaries

PAVmed Inc. is a diversified commercial-stage medical technology company operating in the medical device, diagnostics, and digital health sectors. Its subsidiary, Lucid Diagnostics Inc. (NASDAQ: LUCD), is a commercial-stage cancer prevention medical diagnostics company that markets the EsoGuard® Esophageal DNA Test and EsoCheck® Esophageal Cell Collection Device—the first and only commercial tools for widespread early detection of esophageal precancer to mitigate the risks of esophageal cancer deaths. Its other subsidiary, Veris Health Inc., is a digital health company focused on enhanced personalized cancer care through remote patient monitoring using implantable biologic sensors with wireless communication along with a custom suite of connected external devices. Veris is concurrently developing an implantable physiological monitor, designed to be implanted alongside a chemotherapy port, which will interface with the Veris Cancer Care Platform.

For more and for more information about PAVmed, please visit pavmed.com.

For more information about Lucid Diagnostics, please visit luciddx.com.

For more information about Veris Health, please visit verishealth.com.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are any statements that are not historical facts. Such forward-looking statements, which are based upon the current beliefs and expectations of PAVmed’s and Lucid’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. Risks and uncertainties that may cause such differences include, among other things, volatility in the price of PAVmed’s and Lucid’s common stock; general economic and market conditions; the uncertainties inherent in research and development, including the cost and time required to advance PAVmed’s and Lucid’s products to regulatory submission; whether regulatory authorities will be satisfied with the design of and results from PAVmed’s and Lucid’s clinical and preclinical studies; whether and when PAVmed’s and Lucid’s products are cleared by regulatory authorities; market acceptance of PAVmed’s and Lucid’s products once cleared and commercialized; PAVmed’s and Lucid’s ability to raise additional funding as needed; and other competitive developments. In addition, new risks and uncertainties may arise from time to time and are difficult to predict. For a further list and description of these and other important risks and uncertainties that may affect PAVmed’s and Lucid’s future operations, see Part I, Item 1A, “Risk Factors,” in PAVmed’s and Lucid’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as the same may be updated in Part II, Item 1A, “Risk Factors” in any Quarterly Report on Form 10-Q filed by PAVmed or Lucid after its most recent Annual Report. PAVmed and Lucid disclaim any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in its expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.

Investor and Media Contact

Matt Riley

PAVmed and Lucid Diagnostics

mjr@pavmed.com